UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2018 (June 12, 2018)

The Providence Service Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	700 Canal Street, Third Floor Stamford, Connecticut	06902

	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 307-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “2018 Annual Meeting”) of The Providence Service Corporation (the “Company”) was held on June 12, 2018 for the following purposes:

a)
To elect three Class 3 directors each to serve for a three-year term until the Company’s 2021 annual meeting of stockholders or until his or her successor has been duly elected and qualified. The nominees for director were elected by our stockholders as follows:

	Votes For	Against	Abstentions	Broker Non-Votes
Todd J. Carter	13,132,302	162,636	375	798,196

Frank J. Wright	12,676,509	618,429	375	798,196

b)
To hold a non-binding advisory vote to approve named executive officer compensation as more fully described in the Proxy Statement for the 2018 Annual Meeting. The named executive officer compensation was approved by our stockholders as follows:

Votes For	10,642,155

Votes Against	2,651,826

Abstentions	1,332

Broker Non-Votes	798,196

c)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year. The appointment of KPMG LLP was approved by our stockholders as follows:

Votes For	13,794,935

Votes Against	296,908

Abstentions	1,666

Broker Non-Votes	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION
Date: June 14, 2018	By:	/s/ Sophia D. Tawil
	Name:	Sophia D. Tawil
	Title:	General Counsel and Secretary